[CH ENERGY GROUP, INC. LOGO]

                                                                    NEWS RELEASE

                                                                   July 30, 2007

For Release: Immediately
Contact:     Investors:  Stacey A. Renner, (845) 486-5730
             News Media: Denise D. VanBuren, (845) 471-8323

               CH Energy Group Posts Solid Second Quarter Earnings

(Poughkeepsie, NY) CH Energy Group (NYSE:CHG) earnings per share during the second quarter of 2007 climbed by nearly 27 percent as compared to the same quarter of last year. Earnings per share for the second quarter of 2007 totaled 33 cents, versus 26 cents during the second quarter of 2006. Year-to-date earnings per share stand at $1.71, in comparison to $1.42 for the first half of 2006 - reflecting a 20-percent improvement. As a result of the strong performance, Company officials reiterated their 2007 guidance of earnings per share totaling between $2.55 to $2.80.

      "Our improved second-quarter results were primarily driven by colder weather in the late winter and early spring," explained Steven V. Lant, Chairman of the Board, President and C.E.O. "Continued growth in Central Hudson's customer base and control of operating expenses also contributed to a solid quarter."

      The following summarizes quarterly results by business unit:

Central Hudson Gas & Electric Corporation

      In addition to cold, late-winter weather that increased energy usage, sales growth and improved cost recovery resulting from new delivery rates helped to raise earnings per share at Central Hudson Gas & Electric Corporation. The utility earned 32 cents during the second quarter, as compared to the 25 cents it posted during the same period of the prior year, an increase of 28 percent. "So far this year, we have not experienced additional conservation that affected sales in 2006, and we continue to see modest growth in the number of customers we serve," Lant said.

      Lant projects that Central Hudson will contribute between $1.90 and $2.00 to annual earnings per share. Earnings per share year to date total $1.15.

Griffith Energy Services, Inc.

      "Improved net margins and weather helped to enhance the quarter-over-quarter performance of Griffith," Lant noted. The fuel distribution subsidiary posted a loss of 9 cents for the quarter, an expected outcome given the seasonal nature of the industry - but improved results from the 13-cent loss incurred during the second quarter of 2006.

      "We have invested nearly $10 million in four acquisitions so far in 2007, and we believe that additional opportunities that meet our performance and profitability standards are still available," Lant noted, re-iterating that the subsidiary now serves more than 100,000 customers, a 17-percent increase over the same period of last year.

      Griffith's year-to-date earnings per share total 31 cents. CH Energy Group projects 2007 earnings per share from the subsidiary to total between 25 and 30 cents.

Other Businesses & Investments

      Quarterly earnings per share for other businesses and investments, including the Company's renewable energy portfolio, totaled 10 cents during the quarter, down from 14 cents during the second quarter of last year, which included a 3-cent gain from the sale of property. Earnings per share for the first six months of 2007 from these investments totaled 25 cents, 3 cents (or 14 percent) above the same period of 2006.

      Lant reiterated that annual earnings per share for its other businesses are projected to total between 40 and 50 cents for 2007, and that he projects consolidated earnings per share for all business units will total between $2.55 and $2.80.

                                      # # #

About CH Energy Group, Inc.

With nearly 470,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 367,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy. Griffith Energy Service's fuel distribution business supplies energy products and services to more than 100,000 customers in nine states, stretching from Rhode Island to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, and a biomass plant in upstate New York.

Conference Call: Mr. Lant will conduct a conference call with investors to review financial results at 2:00 p.m. (ET) today, July 30, 2007. Dial-in:
1-800-230-1085; Conference Name "CH Energy Group." Supplemental materials will be posted to the Company's Web site at www.CHEnergyGroup.com to assist participants in following the Conference Call presentation. A digitized replay of the call will be available from 7:15 p.m. (ET) on July 30, 2007, until 11:59 p.m. (ET) on August 6, 2007, by dialing 1-800-475-6701 and entering access code #879933. In addition, the call will be Web cast live in listen-only mode and available for replay for approximately 30 days within the Investor Relations section of the Company's Web site at www.CHEnergyGroup.com

Forward-Looking Statements -

      Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc. and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: weather; fuel prices; corn and ethanol prices; plant capacity factors; energy supply and demand; interest rates; potential future acquisitions; developments in the legislative, regulatory, and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

                              CH ENERGY GROUP, INC.
                        CONSOLIDATED STATEMENT OF INCOME

                                                                       (Unaudited)                     (Unaudited)
                                                                     3 Months Ended                  6 Months Ended
                                                                        June 30,                        June 30,
                                                                -------------------------       -------------------------
                                                                   2007            2006            2007            2006
                                                                ---------       ---------       ---------       ---------
                                                                                 (Thousands of Dollars)
Operating Revenues
  Electric                                                      $ 150,445       $ 107,930       $ 302,120       $ 243,977
  Natural Gas                                                      40,242          36,458         104,433         107,267
  Competitive Business Subsidiaries                                80,296          69,503         207,809         179,879
                                                                ---------       ---------       ---------       ---------
    Total Operating Revenues                                      270,983         213,891         614,362         531,123
                                                                ---------       ---------       ---------       ---------

Operating Expenses
  Operations - Purchased Electricity and Fuel Used in
            Electric Generation, Purchased Natural Gas,
            and Purchased Petroleum                               185,975         144,450         417,907         366,875
  Other Expenses of Operation - Regulated Activities               39,493          29,985          77,142          58,480
  Other Expenses of Operation - Comp. Bus. Subsidiaries            17,756          15,023          36,549          30,693
  Depreciation and Amortization                                     9,026           9,124          18,131          18,077
  Taxes, Other Than Income Tax                                      8,660           8,517          17,147          16,121
                                                                ---------       ---------       ---------       ---------
    Total Operating Expenses                                      260,910         207,099         566,876         490,246
                                                                ---------       ---------       ---------       ---------

Operating Income                                                   10,073           6,792          47,486          40,877
                                                                ---------       ---------       ---------       ---------

Other Income and Deductions
  Income from unconsolidated affiliates                               349             741           1,544             931
  Interest and Investment Income                                    2,254           2,955           4,394           5,692
  Other - Net                                                        (538)            810          (1,034)             90
                                                                ---------       ---------       ---------       ---------
    Total Other Income                                              2,065           4,506           4,904           6,713
                                                                ---------       ---------       ---------       ---------

Interest Charges
  Interest on Debt                                                  4,495           4,071           8,986           8,024
  Other Interest                                                      923             946           1,873           1,983
                                                                ---------       ---------       ---------       ---------
    Total Interest Charges                                          5,418           5,017          10,859          10,007
                                                                ---------       ---------       ---------       ---------

Income Before Income Taxes and
  Preferred Dividends of Subsidiary and Minority Interest           6,720           6,281          41,531          37,583

  Income Taxes                                                      1,293           2,099          14,256          14,858

  Minority Interest                                                    (4)           (128)            (97)           (128)
                                                                ---------       ---------       ---------       ---------

Income Before Preferred Dividends of Subsidiary                     5,431           4,310          27,372          22,853

  Cumulative Preferred Stock Dividends of Subsidiary                  242             242             485             485
                                                                ---------       ---------       ---------       ---------

Net Income                                                          5,189           4,068          26,887          22,368

Dividends Declared on Common Stock                                  8,512           8,512          17,023          17,023
                                                                ---------       ---------       ---------       ---------

Amount Retained in the Business                                   ($3,323)        ($4,444)      $   9,864       $   5,345
                                                                =========       =========       =========       =========

Avg. Shares of Common Stock Outstanding -  (Basic)  (000s)         15,762          15,762          15,762          15,762
Avg. Shares of Common Stock Outstanding - (Diluted) (000s)         15,784          15,775          15,784          15,776

Earnings Per Share -  (Basic)                                   $    0.33       $    0.26       $    1.71       $    1.42
Earnings Per Share - (Diluted)                                  $    0.33       $    0.26       $    1.70       $    1.41

Dividends Declared Per Share                                    $    0.54       $    0.54       $    1.08       $    1.08

                              CH ENERGY GROUP, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                June 30,     December 31,
                                                                2007 (1)       2006 (2)
                                                              ----------     -----------
             ASSETS                                            (Thousands of Dollars)
UTILITY PLANT
  Utility plant                                               $1,143,541      $1,120,551
    Less: Accumulated depreciation                               348,975         344,540
                                                              ----------      ----------

                                                                 794,566         776,011
  Construction work in progress                                   56,165          51,041
                                                              ----------      ----------

  Net Utility Plant                                              850,731         827,052
                                                              ----------      ----------

OTHER PROPERTY AND PLANT - NET                                    33,469          33,822
                                                              ----------      ----------

CURRENT ASSETS
  Cash and cash equivalents                                       22,039          24,121
  Short-term investments - available-for-sale securities          28,950          42,611
  Accounts receivable - net                                       93,485          80,862
  Fuel, materials and supplies                                    28,955          27,930
  Regulatory assets                                               32,525          31,332
  Special deposits and prepayments                                25,029          34,899
  Accumulated deferred income tax                                  6,584           5,875
  Other                                                           13,032          17,478
                                                              ----------      ----------

                                                                 250,599         265,108
                                                              ----------      ----------

DEFERRED CHARGES AND OTHER ASSETS                                333,889         334,550
                                                              ----------      ----------

      TOTAL                                                   $1,468,688      $1,460,532
                                                              ==========      ==========

    CAPITALIZATION and LIABILITIES

CAPITALIZATION
  Common Equity (3)                                           $  523,688      $  512,862
  Cumulative Preferred Stock:
    Not subject to mandatory redemption                           21,027          21,027
  Long-term debt                                                 370,890         337,889
                                                              ----------      ----------

                                                                 915,605         871,778
                                                              ----------      ----------

CURRENT LIABILITIES
  Current maturities of long-term debt                                --          33,000
  Notes payable                                                   29,000          13,000
  Accounts payable                                                38,705          41,840
  Accrued interest                                                 5,546           5,645
  Dividends payable                                                8,754           8,754
  Regulatory liabilities                                          15,261          21,651
  Fair value of derivative instruments                             6,546           3,582
  Accrued income taxes                                               374              --
  Other                                                           48,766          62,616
                                                              ----------      ----------

                                                                 152,952         190,088
                                                              ----------      ----------

DEFERRED CREDITS AND OTHER LIABILITIES                           255,695         258,739
                                                              ----------      ----------

MINORITY INTEREST                                                  1,369           1,481
                                                              ----------      ----------

ACCUMULATED DEFERRED INCOME TAX                                  143,067         138,446
                                                              ----------      ----------

      TOTAL                                                   $1,468,688      $1,460,532
                                                              ==========      ==========

(1)   Unaudited

(2) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2006.

(3)   Shares outstanding at June 30, 2007  =  15,762,000.
      Shares outstanding at Dec. 31, 2006  =  15,762,000.

                              CH ENERGY GROUP, INC.
                          EARNINGS PER SHARE BY SEGMENT

Consolidated CH Energy Group              3 Months Ended                  6 Months Ended
                                              June 30,                       June 30,
                                      -------------------------       ------------------------
                                         2007            2006            2007           2006
                                      ---------       ---------       ---------      ---------
Central Hudson - Electric             $    0.24       $    0.18       $    0.73      $    0.59
Central Hudson - Natural Gas          $    0.08       $    0.07       $    0.42      $    0.47

Griffith                              $   (0.09)      $   (0.13)      $    0.31      $    0.14

Other Businesses and Investments      $    0.10       $    0.14       $    0.25      $    0.22
                                      ---------       ---------       ---------      ---------
Earnings per Share  (basic)           $    0.33       $    0.26       $    1.71      $    1.42
                                      =========       =========       =========      =========

                                      ---------       ---------       ---------      ---------
Earnings per Share  (diluted)         $    0.33       $    0.26       $    1.70      $    1.41
                                      =========       =========       =========      =========